UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  August 31, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2015, Sanchez Production Partners LP (the “Partnership”) amended and restated its Agreement of Limited Partnership of the Partnership (as so amended, the “Amended Partnership Agreement”) to incorporate the amendments relating to the Class A preferred units that were adopted on March 31, 2015 and further to:

•

clarify the intent that the holders of Class A preferred units receive preferred distributions pursuant to Section 5.9(c)(i) of the Amended Partnership Agreement and do not participate with the holders of common units in any further distributions pursuant to Sections 6.4 and 6.5 of the Amended Partnership Agreement;

•	reflect the intent of the Partnership and the holders of Class A preferred units regarding the calculation of the number of paid-in-kind units (“PIK Units”) to be issued each quarter;

•	reflect certain adjustments to the distribution amounts relating to the Partnership’s previously announced reverse unit split; and

•	make some miscellaneous conforming changes in connection with the issuance of the Class A preferred units.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

 Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number		Description

3.1		Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: September 1, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Secretary

EXHIBIT INDEX

1

Exhibit Number		Description

3.1		Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP